As filed with the Securities and Exchange Commission on July 26, 2010.

Registration No. 333—

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEN MINERALS COMPANY

 (Exact name of registrant as specified in its charter)

Delaware	26-4413382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Indiana Street, Suite 800

Golden, Colorado 80401

(303) 839-5060

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Robert P. Vogels

Senior Vice President, Chief Financial Officer

350 Indiana Street, Suite 800

Golden, Colorado 80401

(303) 839-5060

 (Name, address, including zip code, and

telephone number, including area code, of agent for service)

With Copy To:

Deborah J. Friedman
Brian Boonstra
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of	Proposed maximum aggregate
securities to be registered (1)	offering price (2)	Amount of registration fee (3)(4)
Senior Debt Securities
Subordinated Debt Securities
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants
Rights
Units
Depositary Shares
Total	$150,000,000	$10,695

(1)       Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the registrant’s common stock that may become issuable as a result of any stock split, stock dividends or similar event. In the event the registrant elects to offer to the public fractional interests in its shares of preferred stock registered hereunder, depositary shares, evidenced by depository receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing fractional interests and the shares of preferred stock will be issued to the depository under any such agreement.

(2)       An indeterminate aggregate offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices, with a maximum aggregate offering price not to exceed $150,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(3)       Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price.

(4)       Golden Minerals Company filed a Registration Statement on Form S-1 (333-162486) on October 14, 2009 and paid a filing fee of $6,417.00, calculated in accordance with Rule 457(o) under the Securities Act. Golden Minerals Company subsequently amended its Registration Statement on Form S-1 on March 15, 2010 to, among other things, reduce the Proposed Maximum Offering Price, which resulted in a registration fee of $3,032.03, calculated in accordance with Rule 457(o) under the Securities Act. The March 15, 2010 amendment was declared effective by the Commission on March 18, 2010, resulting in a difference of $3,393.97 between the original filing fee paid and the amount of securities ultimately registered. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $352.40 due in connection with the filing of a Registration Statement on Form S-8 on April 7, 2010 (333-165933) was offset entirely by a portion of the $3,393.97 of securities unsold under the Registration Statement on Form S-1 (333-162486), which left a balance of $3,041.57 that may be offset against the total filing fee due for subsequent registration statements.  Pursuant to Rule 457(p) under the Securities Act, the registration fee of $1,104.12 due in connection with the filing of a Registration Statement on Form S-3 on May 21, 2010 (333-167026) was offset entirely by a portion of the $3,041.57 of securities unsold under the Registration Statement on Form S-1 (333-162486), which left a balance of $1,937.45 that may be offset against the total filing fee due for subsequent registration statements.  Pursuant to Rule 457(p) under the Securities Act, the registration fee of $10,695.00 due in connection with the filing of this Registration Statement on Form S-3 is partially offset by the $1,937.45 of securities unsold under the Registration Statement on Form S-1 (333-162486).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 26, 2010

PROSPECTUS

$150,000,000

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

Rights

Units

Depositary Shares

Golden Minerals Company (“Golden Minerals,” “we,” “us,” or “our”) may offer and sell from time to time up to $150,000,000 million of our senior and subordinated debt securities, common stock, $0.01 par value, preferred stock, $0.01 par value, warrants to purchase any of the other securities that may be sold under this prospectus, rights to purchase common stock, preferred stock and/or senior or subordinated debt securities, depositary shares, units consisting of two or more of these classes or series of securities and securities that may be convertible or exchangeable to other securities covered hereby, in one or more transactions.

We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest.

We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from these sales will be described in the prospectus supplement.

Our common stock is listed on the NYSE Amex LLC (“Amex”) under the symbol “AUMN”.  On July 19, 2010, the last reported sales price of our common stock on the Amex was $7.42 per share. Our common stock is also listed on the Toronto Stock Exchange (“TSX”) under the symbol “AUM”. The closing price for our common stock on July 19, 2010, as quoted on the TSX was Cdn$7.81.  The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Amex or any securities exchange of the securities covered by the prospectus supplement.

The securities offered in this prospectus involve a high degree of risk. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2010.

As used in this prospectus, the terms “Golden Minerals,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Golden Minerals Company or to one or more of Golden Minerals Company’s consolidated subsidiaries or to Golden Minerals Company and its consolidated subsidiaries, taken as a whole.  When we refer to “shares” throughout this prospectus, we include all rights attaching to our common stock under any shareholder rights plan then in effect.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC or the Commission, using a “shelf” registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through the “Investor Info” section of our website at www.goldenminerals.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

• Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

• Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010;

• Current Reports on Form 8-K filed on April 14, 2010, June 3, 2010 and June 9, 2010; and

• The description of our common stock contained in our registration statement on Form 8-A filed February 5, 2010 with the SEC under 12(b) of the Securities Exchange Act of 1934 (File No. 001-13627), including any subsequent amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on

Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

Golden Minerals Company

350 Indiana Street, Suite 800

Golden, Colorado 80401

Attention: Secretary

Telephone: (303) 839-5060

Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any relevant prospectus supplement and free writing prospectus, including information incorporated herein or therein by reference, contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995.  These statements include statements relating to our plans, expectations and assumptions concerning the El Quevar project, the timing and budget for exploration of our portfolio of exploration properties, our expected cash needs, and statements concerning our financial condition, operating strategies and operating and legal risks.

We use the words “anticipate,” “continue,” “likely,” “estimate,” “expect,” “may,” “could,” “will,” “project,” “should,” “believe” and similar expressions to identify forward-looking statements. Statements that contain these words discuss our future expectations, contain projections or state other forward-looking information. Although we believe the expectations and assumptions reflected in those forward-looking statements are reasonable, we cannot assure you that these expectations and assumptions will prove to be correct. Our actual results could differ materially from those expressed or implied in these forward-looking statements as a result of the factors described under “Risk Factors” in this prospectus and other factors set forth in this prospectus, including:

•                  Risks related to the El Quevar project in Argentina, including results of future exploration, economic viability, delays and increased costs associated with the feasibility study, results of the feasibility study and our ability to raise the necessary capital to finance advancement of the El Quevar project;

•                  Results of future exploration at our exploration portfolio properties;

•                  Changes in target drilling program expenses and priorities;

•                  Worldwide economic and political events affecting the market prices for silver, gold and other minerals that may be found on our exploration properties; and

•                  Political and economic instability and developments in Argentina, Chile, Mexico, Peru and other countries in which we conduct our business.

Many of these factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties.

All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

THE COMPANY

We are a mineral exploration company with a diversified portfolio of precious metals and other mineral exploration properties located in or near the traditional precious metals producing regions of Mexico and South America.

We are currently focused on advancement of our 100% controlled El Quevar silver project in northwestern Argentina. From the inception of our exploration activities at El Quevar in 2004 through December 31, 2009, we have spent approximately $12.8 million on exploration and related activities at El Quevar.  Based on an independent technical report completed in January 2010, there are an estimated 866,000 tonnes of mineralized material at an average silver grade of approximately 412 grams per tonne. We are engaged in construction of an underground drift, additional drilling, metallurgical analysis and other advanced exploration work at El Quevar, as well as preparation of a feasibility study.

In addition to El Quevar, we own or control a portfolio of approximately 35 exploration properties located primarily in Mexico and South America. Our 100% controlled Zacatecas silver and base metals project in Mexico is at an intermediate stage of exploration, with four separate target areas on which we are currently conducting exploration activities. We are also preparing to drill or currently conducting drilling programs to explore several of our other projects.

Our principal offices are located in Golden, Colorado at 350 Indiana Street, Suite 800, Golden, CO 80401, and our registered office is the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. Our telephone number is (303) 839-5060. We also maintain exploration offices in Argentina, Mexico and Peru. We maintain a website at www.goldenminerals.com, which contains information about us. Our website and the information contained in and connected to it are not a part of this prospectus

RISK FACTORS

An investment in the securities offered in this prospectus involves a high degree of risk. For a discussion of the factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, including those in our Annual Report on Form 10-K for the year ended December 31, 2009 and those that may be included in the applicable prospectus supplement and other information incorporated by reference in the applicable prospectus supplement.  Also, please read “Cautionary Statement Regarding Forward-Looking Statements.”  As a result of the termination of our Management Services Agreement in June 2010, we have included the additional risk factor set forth below.

Following the termination of our agreement to manage the San Cristóbal mine, we have no revenues and we will require external financing to continue the advancement of El Quevar following completion of the feasibility study and to continue our other activities.

Since our incorporation in March 2009, our revenues have consisted primarily of the management fees paid to us under the Management Services Agreement dated March 24, 2009 under which we managed the San Cristóbal mine in Bolivia for Sumitomo Corporation.  Effective June 30, 2010, our management services were terminated and we received payment of the material amounts remaining to be paid to us under that agreement.  We do not currently anticipate that we will seek or obtain other mine management services agreements in the future, and thus do not expect to receive future revenue from the performance of mine management services.

Unless and until we commence production at the El Quevar project or acquire a producing mine, we will be required to continue to raise funds from external sources in order to pay our general and administrative expenses, advance the El Quevar project following completion of the feasibility study anticipated in late 2010, maintain our exploration properties and continue our exploration efforts.   Failure to obtain sufficient external financing may result in the delay or indefinite postponement of the further advancement of the El Quevar project following completion of the feasibility study and of exploration at our other properties.  We cannot assure you that we will be able to obtain the necessary financing on favorable terms or at all.

RATIO OF EARNINGS TO FIXED CHARGES

We were incorporated in March 2009 and are the successor to Apex Silver Mines Limited (“Apex Silver”) for purposes of reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For the purpose of calculating our ratio of earnings to fixed charges, we have not included the performance of Apex Silver for the periods prior to and including March 24, 2010, the date on which Apex Silver’s assets were transferred to us.

The ratio of fixed charges is determined by dividing earnings by fixed charges.  For this purpose, “earnings” consist of the sum of pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, fixed charges and amortization of capital interest less interest capitalized.  “Fixed charges” consist of interest expensed and capitalized (net of Accounting Standards Codification 740 adjustments), amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense.

For the 282-day period ended December 31, 2009 and the six months ended June 30, 2010, we had neither fixed charges nor earnings.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds for general corporate purposes and working capital; to advance the exploration and development of the El Quevar project, including additional exploration of the El Quevar property and commencement of development and construction if the results of the El Quevar feasibility study are favorable; and to advance our portfolio of exploration properties.

PLAN OF DISTRIBUTION

We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings.

From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us may also purchase securities and re-offer them to the public by one or more of the methods described above.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.

With respect to the sale of any securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:

•                  the name or names of underwriters, dealers or agents;

•                  the purchase price of the securities and the proceeds the issuer will receive from the sale;

•                  any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•                  any commissions paid to agents;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•                  underwritten offerings;

•                  block transactions (which may involve crosses) and transactions on the NYSE Amex or any other organized market where the securities may be traded;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•                  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•                  sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•                  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•                  any other method permitted pursuant to applicable law.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

We may issue senior notes under a senior indenture to be entered into among us and a trustee to be named in the senior indenture. We may issue subordinated notes under a subordinated indenture to be entered into among us and a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment because the indenture, and not this section, defines your rights as a holder of debt securities.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.

General

The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt.  The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•             the title of the debt securities;

•             any limit upon the aggregate principal amount of the debt securities;

•             the date or dates, or the method of determining the dates, on which the debt securities will mature;

•             the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;

•             if a debt security is issued with original issue discount, the yield to maturity;

•             the places where payments may be made on the debt securities;

•             any mandatory or optional redemption provisions applicable to the debt securities;

•             any sinking fund or analogous provisions applicable to the debt securities;

•             whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•             any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•             the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

•             any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

•             if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•             the method of determining the amount of any payments on the debt securities which are linked to an index;

•             whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons;

•             or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

•             whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•             any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and

•             any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000 and, in the case of bearer debt securities, in denominations of $5,000.  Debt securities may bear legends required by United States federal tax law and regulations.

If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by our company for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities.

If debt securities are issuable as both registered debt securities and bearer debt securities, the bearer debt securities will be exchangeable for registered debt securities. Except as provided below, bearer debt securities will have outstanding coupons. If a bearer debt security with related coupons is surrendered in exchange for a registered debt security between a record date and the date set for the payment of interest, the bearer debt security will be surrendered without the coupon relating to that interest payment and that payment will be made only to the holder of the coupon when due.

In the event of any redemption in part of any class or series of debt securities, we will not be required to:

•             issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on:

•             if debt securities of the series are issuable only as registered debt securities, the day of mailing of the relevant notice of redemption, and

•             if debt securities of the series are issuable as bearer debt securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered debt securities and there is no publication, the day of mailing of the relevant notice of redemption;

•             register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part; or

•             exchange any bearer debt security selected for redemption, except to exchange it for a registered debt security which is simultaneously surrendered for redemption.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent.  Payment of interest on fully registered securities may be made at our option by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on any debt security or coupon remains unclaimed at the end of two years after that amount became due and payable, the paying agent will release any unclaimed amounts to our company, and the holder of the debt security or coupon will look only to our company for payment.

Global Securities

A global security represents one or any other number of individual debt securities. Generally all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Temporary Global Securities

All or any portion of the debt securities of a series that are issuable as bearer debt securities initially may be represented by one or more temporary global debt securities, without interest coupons, to be deposited with the depositary for credit to the accounts of the beneficial owners of the debt securities or to other accounts as they may direct. On and after an exchange date provided in the applicable prospectus supplement, each temporary global debt security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or any combination of these forms, as specified in the prospectus supplement. No bearer debt security delivered in exchange for a portion of a temporary global debt security will be mailed or delivered to any location in the United States.

Interest on a temporary global debt security will be paid to the depositary with respect to the portion held for its account only after they deliver to the trustee a certificate which states that the portion:

•             is not beneficially owned by a United States person;

•             has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States; or

•             if a beneficial interest has been acquired by a United States person, that the person is a financial institution, as defined in the Internal Revenue Code, purchasing for its own account or has acquired the debt security through a financial institution and that the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue

Code and the regulations to the Internal Revenue Code and that it did not purchase for resale inside the United States.

The certificate must be based on statements provided by the beneficial owners of interests in the temporary global debt security. The depositary will credit the interest received by it to the accounts of the beneficial owners of the debt security or to other accounts as they may direct.

“United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust with income subject to United States federal income taxation regardless of its source.

Definitive Global Securities

Bearer Securities. The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer debt securities delivered in exchange for a portion of a definitive global debt security to any location in the United States.

U.S. Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of U.S. book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

Ownership of U.S. book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of U.S. book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the U.S. book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, U.S. book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the U.S. book-entry debt securities. Owners of U.S. book-entry debt securities:

•             will not be entitled to have the debt securities registered in their names;

•             will not be entitled to receive physical delivery of the debt securities in definitive form; and

•             will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer U.S. book-entry debt securities.

We expect that the depositary for U.S. book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Consolidation, Merger, Sale or Conveyance

We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our company’s properties and assets to another person provided that:

•             the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures; and

•             immediately after giving effect to the transaction, there is no default under the applicable indenture.

The remaining or acquiring person will be substituted for our company in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on the ability of our company to merge into, consolidate with, or convey or transfer all or substantially all or our properties and assets to, another person.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations or foreign government securities, as the case may be, to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers’ certificate and an opinion of counsel which state that the required conditions have been satisfied.

Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding.  However, even if we effect a legal defeasance, some of our obligations will continue, including obligations to:

•             maintain and apply money in the defeasance trust,

•             register the transfer or exchange of the debt securities,

•             replace mutilated, destroyed, lost or stolen debt securities, and

•             maintain a registrar and paying agent in respect of the debt securities.

Each indenture also permits us to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. To make either of the above elections, we must deposit in trust with the trustee cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars, and/or foreign government securities if the debt securities are denominated in a foreign currency, which through the payment of principal and interest under their terms will provide sufficient amounts, without reinvestment, to repay in full those debt securities. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and times as would have been the case if the deposit and defeasance had not occurred. In the case of a legal defeasance only, the opinion of counsel must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law.

The indentures specify the types of U.S. government obligations and foreign government securities that we may deposit.

Events of Default, Notice and Waiver

Each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

•             failure to pay interest on any debt security of the class or series for 30 days when due;

•             failure to pay the principal or any premium on any debt securities of the class or series when due;

•             failure to make any sinking fund payment for 30 days when due;

•             failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and

•             occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

In the case of an event of default arising from events of bankruptcy or insolvency set forth in the indenture, all outstanding debt securities will become due and payable immediately without further action or notice. If any other event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

•             change the stated maturity of any debt security;

•             reduce the principal, premium, if any, or rate of interest on any debt security;

•             change any place of payment or the currency in which any debt security is payable;

•             impair the right to enforce any payment after the stated maturity or redemption date;

•             adversely affect the terms of any conversion right;

•             reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

•             change any of our obligations, with respect to outstanding debt securities of a series, to maintain an office or agency in the places and for the purposes specified in the indenture for the series; or

•             change the provisions in the indenture that relate to its modification or amendment other than to increase the percentage of outstanding debt securities of any series required to consent to any modification or waiver under the indenture.

Meetings

The indentures will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee and also, upon request, by our company or the holders of at least 25% in principal amount of the outstanding debt securities of a series, in any case upon notice given in accordance with “Notices” below. Persons holding a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting. A meeting called by our company or the trustee that does not have a quorum may be adjourned for not less than 10 days. If there is not a quorum at the adjourned meeting, the meeting may be further adjourned for not less than 10 days. Any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series, except for any consent which must be given by the holders of each debt security affected by the modifications or amendments of an indenture described above under “Modification of the Indentures.” However, a resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given, or taken by the holders of a specified percentage, which is equal to or less than a majority, in principal amount of outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an indenture will be binding on all holders of debt securities of that series and the related coupons. The indentures will provide that specified consents, waivers and other actions may be given by the holders of a specified percentage of outstanding debt securities of all series affected by the modification or amendment, acting as one class. For purposes of these consents, waivers and actions, only the principal amount of outstanding debt securities of any series represented at a meeting at which a quorum is present and voting in favor of the action will be counted for purposes of calculating the aggregate principal amount of outstanding debt securities of all series affected by the modification or amendment favoring the action.

Notices

In most instances, notices to holders of bearer debt securities will be given by publication at least once in a daily newspaper in New York, New York and in London, England and in other cities as may be specified in the bearer debt securities and will be mailed to those persons whose names and addresses were previously filed with the applicable trustee, within the time prescribed for the giving of the notice. Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Title

Title to any bearer debt securities and any related coupons will pass by delivery. We, the trustee, and any agent of ours or the trustee may treat the holder of any bearer debt security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any registered debt security as the absolute owner of that debt security for the purpose of making payment and for all other purposes, regardless of whether or not that debt security or coupon shall be overdue and notwithstanding any notice to the contrary.

Replacement of Securities Coupons

Debt securities or coupons that have been mutilated will be replaced by us at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by us at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to our company and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and our company before a replacement debt security will be issued.

Governing Law

The indentures, the debt securities and the coupons will be governed by, and construed under, the laws of the State of New York.

Concerning the Trustees

We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

The senior debt securities will rank equally with all of our company’s other unsecured and non-subordinated debt.

Certain Covenants in the Senior Indenture

The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by our company and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by our company includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include:

•             any of our obligations to our subsidiaries; and

•             any liability for federal, state, local or other taxes owed or owing by our company.

The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if the subordinated trustee and our company receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

In the event that we pay or distribute our company’s assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our company’s property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets you would receive would be issued or delivered.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 50,000,000 shares of common stock, par value $0.01 per share.  As of July 19, 2010, we had 9,271,286 shares of common stock issued and outstanding.

Dividend Rights

Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue. Under the terms of our Amended and Restated Certificate of Incorporation and Bylaws, during the one-year period beginning on March 24, 2010, we are not permitted to declare or pay any dividend in respect of our common stock if, after giving effect to such dividend, the aggregate amount of dividends so declared and paid would exceed $1.5 million.

Voting Rights

Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Our board of directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.  Our Amended and Restated Certificate of Incorporation provides that until March 24, 2011, our board of directors must be comprised of six members (unless otherwise required by the rules of any stock exchange on which our shares are listed), including the Chief Executive Officer and five independent directors. Our stockholders may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding common stock. Additionally, stockholders may vote to remove a maximum of two directors without cause by the affirmative vote of the holders of 66 2/3% in voting power of outstanding common stock at any time prior March 24, 2011.

Liquidation

In the event of any liquidation, dissolution or winding up of Golden Minerals, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

Golden Minerals’ common stock is not redeemable or convertible.

Restrictions on Certain Transactions

Our Amended and Restated Certificate of Incorporation includes provisions which require supermajority stockholder approval for certain transactions. Until March 24, 2011, we will not be able to enter into any Specified Transaction (defined below) without (i) the unanimous approval of our board of directors and (ii) the affirmative vote of the holders representing at least 75% of the outstanding shares of capital stock entitled to vote generally (considered for this purpose as one class). A “Specified Transaction” means (a) the sale, lease or exchange of all or any substantial part of our property or assets (including, for this purpose, the property or assets of our subsidiaries) in a single transaction or a series of related transactions, or (b) a merger or consolidation to which we are a party, except any merger or consolidation involving us in which our capital stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation.

Other Provisions

All our outstanding common stock is, and the common stock offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices relating to the common stock.

This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Delaware law, our certificate of incorporation and our bylaws, because they, and not this description, define your rights as a holder of our common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. Shares of preferred stock are issuable in such series as determined by the board of directors, who have the authority to determine the relative rights and preferences of each such series without further action by stockholders.

The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Golden Minerals, which could depress the market price of our common stock. Unless otherwise indicated in the prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•             the number of shares of preferred stock offered and the offering price of the preferred stock;

•             the title and stated value of the preferred stock;

•             the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

•             the date from which dividends on the preferred stock will accumulate, if applicable;

•             the liquidation rights of the preferred stock;

•             the procedures for auction and remarketing, if any, of the preferred stock;

•             the sinking fund provisions, if applicable, for the preferred stock;

•             the redemption provisions, if applicable, for the preferred stock;

•             whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

•             whether the preferred stock will have voting rights and the terms of any voting rights, if any;

•             whether the preferred stock will be listed on any securities exchange;

•             whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these securities; and

•             any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, preferred stock, common stock or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•             the date of determining the stockholders entitled to the rights distribution;

•             the number of rights issued or to be issued to each stockholder;

•             the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

•             the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each right;

•             the extent to which the rights are transferable;

•             the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•             the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•             if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•             any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•             the designation and terms of the units and the securities included in the units;

•             any provision for the issuance, payment, settlement, transfer or exchange of the units;

•             the date, if any, on and after which the units may be transferable separately;

•             whether we will apply to have the units traded on a securities exchange or securities quotation system;

•             any material United States federal income tax consequences; and

•             how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes some of the general provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We may, at our option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depository share will represent a fraction or multiple of a share of a particular series of preferred stock and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement or other offering materials.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Conversion or Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Preferred Stock

If we redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement or other offering materials for that series of preferred stock.

However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

•             all outstanding depositary shares have been redeemed;

•             each share of preferred stock has been converted into or exchanged for common stock; or

•             a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Golden Minerals.

We may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar will be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Golden Minerals which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Golden Minerals will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Golden Minerals and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished.  Golden Minerals and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

LEGAL MATTERS

Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Golden Minerals as of December 31, 2009 and for the 282 day period ended December 31, 2009 and of Apex Silver as of December 31, 2008 and for the 83-day period ended March 24, 2009 and for each of the two years ended December 31, 2008, included in Golden Minerals’ Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The estimates of our mineralized material and resources with respect to the El Quevar project have been included or incorporated by reference in reliance upon the technical reports prepared by SRK Consulting (U.S.), Inc. (“SRK”) and Chlumsky, Armbrust and Meyer, LLC (“CAM”).

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

GOLDEN MINERALS COMPANY

$150,000,000

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

Rights

Units

Depositary Shares

PROSPECTUS

              , 2010

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee		$10,695
Legal Fees and Expenses*		$150,000
Accountants Fees and Expenses*		$100,000
Listing Fee**	$	**
Transfer and Disbursement Agent Fees*		$25,000
Printing Costs*		$50,000
Miscellaneous*		$10,000
Total*		$345,695

*            Estimated solely for the purposes of this Item. Actual expenses may vary.

**     The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15. Indemnification of Officers and Directors.

Golden Minerals Company is incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Our certificate of incorporation and bylaws provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.

The above discussion of our certificate of incorporation, bylaws and Sections 102(b)(7) and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws and statutes.

We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of Golden Minerals Company.  In addition, each of our executive officers, members of the board of directors and certain other members of management have entered into Indemnification Agreements with us, the terms of which are intended to complement the indemnity protection available under applicable law, Golden Minerals’ certificate of incorporation and bylaws and any policies of insurance which may currently or hereafter be maintained by Golden Minerals.

Item 16. Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement(1)

3.1	Amended and Restated Certificate of Incorporation of Golden Minerals Company(2)

3.2	Bylaws of Golden Minerals Company(2)

4.1	Form of Senior Notes Indenture*

4.2	Form of Senior Note(1)

4.3	Form of Subordinated Notes Indenture*

4.4	Form of Subordinated Note(1)

4.5	Form of Deposit Agreement, including Form of Depositary Share(1)

4.6	Form of Warrant Agreement, including Form of Warrant Certificate(1)

4.7	Rights Agreement, including Form of Rights Certificate(1)

5.1	Opinion of Davis Graham & Stubbs LLP*

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)*

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of SRK Consulting (U.S.), Inc.*

23.4	Consent of Chlumsky, Armbrust and Meyer, LLC*

24	Power of Attorney (included in signature page)*

25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Senior Notes Indenture(3)

25.2	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Subordinated Notes Indenture(3)

* Filed herewith.

(1)       To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

(2)       Incorporated by reference to our Current Report on Form 8-K filed March 30, 2009.

(3)       To be incorporated herein by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of that Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on July 26, 2010.

GOLDEN MINERALS COMPANY

By:	/s/ Jeffrey G. Clevenger
Name:	Jeffrey G. Clevenger
Title:	Chief Executive Officer

Power of Attorney

Each of the undersigned hereby constitutes and appoints Jeffrey G. Clevenger and Robert P. Vogels, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of Golden Minerals Company, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Golden Minerals Company to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeffrey G. Clevenger	President and Chief Executive Officer (Principal Executive	July 26, 2010
Jeffrey G. Clevenger	Officer) and Chairman of the Board of Directors

/s/ W. Durand Eppler	Director	July 26, 2010
W. Durand Eppler

/s/ Ian Masterton-Hume	Director	July 26, 2010
Ian Masterton-Hume

/s/ Kevin R. Morano	Director	July 26, 2010
Kevin R. Morano

/s/ Terry M. Palmer	Director	July 26, 2010
Terry M. Palmer

/s/ David H. Watkins	Director	July 26, 2010
David H. Watkins

/s/ Robert P. Vogels	Senior Vice President, Chief Financial Officer (Principal	July 26, 2010
Robert P. Vogels	Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement(1)

3.1	Amended and Restated Certificate of Incorporation of Golden Minerals Company(2)

3.2	Bylaws of Golden Minerals Company(2)

4.1	Form of Senior Notes Indenture*

4.2	Form of Senior Note(1)

4.3	Form of Subordinated Notes Indenture*

4.4	Form of Subordinated Note(1)

4.5	Form of Deposit Agreement, including Form of Depositary Share(1)

4.6	Form of Warrant Agreement, including Form of Warrant Certificate(1)

4.7	Rights Agreement, including Form of Rights Certificate(1)

5.1	Opinion of Davis Graham & Stubbs LLP*

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)*

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of SRK Consulting (U.S.), Inc.*

23.4	Consent of Chlumsky, Armbrust and Meyer, LLC*

24	Power of Attorney (included in signature page)*

25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Senior Notes Indenture(3)

25.2	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Subordinated Notes Indenture(3)

* Filed herewith.

(1)       To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

(2)       Incorporated by reference to our Current Report on Form 8-K filed March 30, 2009.

(3) To be incorporated herein by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939.